101 JFK Parkway        Short Hills, NJ 07078
news release
Contact:  Domenick Cama
ISBC
(973) 924-5105
dcama@isbnj.com

Investors Bancorp, Inc. Announces Fourth Quarter and Year-End Financial Results

Short Hills, N.J. – (PR NEWSWIRE) – August 4, 2009 - Investors Bancorp, Inc. (NASDAQ:ISBC) (“Company”), the holding company for Investors Savings Bank (“Bank”), reported net income of $5.5 million for the three months ended June 30, 2009 compared to net income of $5.5 million for the three months ended June 30, 2008.  Basic and diluted earnings were $0.05 per share for the three months ended June 30, 2009, compared to basic and diluted earnings of $0.05 per share for the three months ended June 30, 2008.

The results of the current quarter reflect several notable events. Most significantly, the Company completed its acquisition of American Bancorp of New Jersey, Inc. (“American”) effective May 31, 2009, in which 6.5 million of its common shares were issued. In addition during the quarter, the Federal Deposit Insurance Corporation ("FDIC") finalized the special assessment on insured financial institutions to rebuild the Deposit Insurance Fund.  The Company recorded a $3.6 million pre-tax charge related to this special assessment. Also reflected in the recent quarter's results was a $1.3 million pre-tax other-than-temporary impairment (“OTTI”) non-cash charge on certain pooled trust preferred securities. This charge reduced net income and diluted earnings per common share by $2.8 million and $0.03, respectively. Excluding these items, earnings for the quarter ended June 30, 2009 were $8.3 million compared to earnings of $5.7 for the quarter ended June 30, 2008.

Reflecting on the Company’s fourth quarter performance, Kevin Cummings, President and Chief Executive Officer, commented, “This past quarter was a time of significant accomplishment. We completed the acquisition of American, including the successful conversion of customer accounts to the Company’s systems. We are also pleased to welcome former American employees to the Company and look forward to serving our new customers by providing them with a wide range of products and exceptional customer service.”

The net loss for the year ended June 30, 2009 was $64.9 million compared to net income of $16.0 million for the year ended June 30, 2008. Basic loss per share was $0.62 for the year ended June 30, 2009, compared to basic and diluted earnings of $0.15 per share for the year ended June 30, 2008. Excluding the FDIC special assessment and the OTTI charges taken during the fiscal year of $3.6 million and $158.5 million, respectively, the fiscal year ended June 30, 2009, earnings were $31.5 million compared to earnings of $16.3 for the year ended June 30, 2008.

The following represents other performance highlights and significant events for the year ended June 30, 2009:

•	Net interest margin increased 24 basis points to 2.33% compared to prior year quarter and a decrease of 1 basis point compared to linked quarter.

•	The American acquisition increased the Company’s total assets by $670 million, loans by $480 million and deposits by $500 million.

•	Deposits increased $1.54 billion, or 38.7%, to $5.51 billion at June 30, 2009 from $3.97 billion at June 30, 2008.

•	Core deposits increased by $1.15 billion, or 110.0%, to $2.20 billion at June 30, 2009 from $1.05 billion at June 30, 2008.

•	Net loans increased by $1.47 billion, or 31.5%, to $6.14 billion at June 30, 2009 from $4.67 billion at June 30, 2008.

•	Non performing loans as a percentage of total loans increased to 1.97% from 1.44% in the March 2009 quarter.

•
The allowance for loan losses increased to $46.6 million or 0.76% of total loans at June 30, 2009 from $13.6 million or 0.29% of total loans at June 30, 2008. The increase is attributed to strong growth in the loan portfolio, increased credit risk associated with commercial real estate lending, continued deterioration in the economic conditions in our local markets and an increase in loan delinquencies and non-performing loans.

•	Common stock repurchased for the year ended June 30, 2009 was 470,508 shares including 387,681 shares repurchased during the three months ended June 30, 2009.

•	The Company maintains a strong tangible capital ratio of 10.02%, and is considered well capitalized under regulatory guidelines.

Mr. Cummings commented on the Company’s balance sheet expansion, “We are extremely pleased with our impressive core deposit and loan growth and I am particularly proud of our staff’s efforts in achieving such significant results. The Company has made great strides over the past few years in strategically transforming its balance sheet and changing its culture to become a full service bank.”

He also commented on the increase in non-performing loans. “Although non-performing loans increased this quarter, we expect them to remain at a manageable level while we actively address their resolution and continue to build our allowance for loan losses.”

Comparison of Operating Results

Interest and Dividend Income

Total interest and dividend income increased by $13.9 million, or 17.5%, to $93.4 million for the three months ended June 30, 2009 from $79.5 million for the three months ended June 30, 2008. This increase is primarily due to a $1.42 billion, or 23.6%, increase in the average balance of interest-earning assets to $7.42 billion for the three months ended June 30, 2009 from $6.00 billion for the three months ended June 30, 2008, as we took advantage of several opportunities to purchase high quality residential loans from other financial institutions and continued our focus on growing our multifamily loan portfolio. This was partially offset by a 27 basis point decrease in the weighted average yield on interest-earning assets to 5.03% for the three months ended June 30, 2009 compared to 5.30% for the three months ended June 30, 2008.

Interest income on loans increased by $17.8 million, or 29.0%, to $79.2 million for the three months ended June 30, 2009 from $61.4 million for the three months ended June 30, 2008, resulting from a $1.42 billion, or 32.4%, increase in the average balance of net loans to $5.82 billion for the three months ended June 30, 2009 from $4.39 billion for the three months ended June 30, 2008, consistent with our strategic plan to change our mix of assets by increasing the size of our loan portfolio while reducing the size of our securities portfolio. This was partially offset by a 14 basis point decrease in the average yield on loans to 5.45% for the three months ended June 30, 2009 from 5.59% for the three months ended June 30, 2008 reflecting increased refinancing activity on residential mortgage loans as consumers took advantage of historically low mortgage rates and the impact of non accrual loans.

Interest income on all other interest-earning assets, excluding loans, decreased by $3.9 million, or 21.6%, to $14.2 million for the three months ended June 30, 2009 from $18.1 million for the three months ended June 30, 2008. This decrease reflected a 98 basis point decrease in the average yield on securities and other interest-earning assets to 3.52% for the three months ended June 30, 2009 from 4.50% for the three months ended June 30, 2008 as some of our adjustable rate securities re-priced downward consistent with the decline in market rates. In addition yields were negatively impacted by deferrals of interest payments related to certain pooled trust preferred securities and higher than historically normal average balances of our cash account

Total interest and dividend income increased by $55.3 million, or 17.7%, to $368.1 million for the year ended June 30, 2009 from $312.8 million for the year ended June 30, 2008. This increase was primarily due to a $1.19 billion, or 20.4%, increase in the average balance of interest-earning assets to $6.99 billion for the year ended June 30, 2009 from $5.80 billion for the year ended June 30, 2008. We took advantage of several opportunities to grow assets by purchasing high quality mortgage loans and continued our focus on growing our multifamily loan portfolio. This increase was partially offset by a 12 basis point decrease in the weighted average yield on interest-earning assets to 5.27% for the year ended June 30, 2009 compared to 5.39% for the year ended June 30, 2008.

Interest income on loans increased by $75.0 million, or 32.7%, to $304.7 million for the year ended June 30, 2009 from $229.6 million for the year ended June 30, 2008, reflecting a $1.44 billion, or 35.6%, increase in the average balance of net loans to $5.48 billion for the year ended June 30, 2009 from $4.04 billion for the year ended June 30, 2008.  This increase was partially offset by a 12 basis point decrease in the average yield on loans to 5.56% for the year ended June 30, 2009 from 5.68% for the year ended June 30, 2008.

Interest income on all other interest-earning assets, excluding loans, decreased by $19.8 million, or 23.8%, to $63.4 million for the year ended June 30, 2009 from $83.2 million for the year ended June 30, 2008. This decrease reflected a $251.1 million decrease in the average balance of securities and other interest-earning assets, which is consistent with our strategic plan to change our mix of assets by reducing the size of our securities portfolio and increasing the size of our loan portfolio. In addition, the average yield on securities and other interest-earning assets decreased 52 basis points to 4.21% for the year ended June 30, 2009 from 4.73% for the year ended June 30, 2008.

Interest Expense

Total interest expense increased by $2.0 million, or 4.1%, to $50.0 million for the three months ended June 30, 2009 from $48.1 million for the three months ended June 30, 2008.  This increase was primarily due to a $1.50 billion, or 28.6% increase in the average balance of total interest-bearing liabilities to $6.76 billion for the three months ended June 30, 2009 from $5.26 billion for the three months ended June 30, 2008. This was partially offset by a 70 basis point decrease in the weighted average cost of total interest-bearing liabilities to 2.96% for the three months ended June 30, 2009 compared to 3.66% for the three months ended June 30, 2008.

Interest expense on interest-bearing deposits decreased $2.0 million, or 5.8% to $32.5 million for the three months ended June 30, 2009 from $34.5 million for the three months ended June 30, 2008.  This decrease was due to a 91 basis point decrease in the average cost of interest-bearing deposits to 2.60% for the three months ended June 30, 2009 compared to 3.51% for the three months ended June 30, 2008, as lower short term market interest rates allowed us to reduce rates paid on deposit accounts. This was partially offset by a $1.08 billion increase in the average balance of interest-bearing deposits as efforts to increase deposits continues to be successful and customers preferred the safety of bank deposits versus other investment vehicles.

Interest expense on borrowed funds increased by $4.0 million, or 29.4%, to $17.5 million for the three months ended June 30, 2009 from $13.5 million for the three months ended June 30, 2008. This increase was caused by a $429.4 million, or 32.4%, increase in the average balance of borrowed funds to $1.75 billion for the three months ended June 30, 2009 from $1.32 billion for the three months ended June 30, 2008, partially offset by a 9 basis point decrease in the average cost of borrowed funds to 4.00% for the three months ended June 30, 2009 from 4.09% for the three months ended June 30, 2008. We increased our use of longer term borrowed funds to help fund loan growth for the quarter.

Total interest expense decreased by $5.8 million, or 2.8%, to $201.9 million for the year ended June 30, 2009 from $207.7 million for the year ended June 30, 2008.  This decrease was primarily due to a 90 basis point decrease in the weighted average cost of total interest-bearing liabilities to 3.21% for the year ended June 30, 2009 compared to 4.11% for the year ended June 30, 2008 partially offset by a $1.24 billion, or 24.6%, increase in the average balance of total interest-bearing liabilities to $6.29 billion for the year ended June 30, 2009 from $5.05 billion for the year ended June 30, 2008.

Interest expense on interest-bearing deposits decreased $23.3 million, or 15.3%, to $129.4 million for the year ended June 30, 2009 from $152.7 million for the year ended June 30, 2008.  This decrease was due to a 104 basis point decrease in the average cost of interest-bearing deposits to 2.94% at June 30, 2009 partially offset by a $558.1 million increase in the average balance of interest-bearing deposits.

Interest expense on borrowed funds increased by $17.6 million, or 32.0%, to $72.6 million for the year ended June 30, 2009 from $55.0 million for the year ended June 30, 2008. This increase was primarily due to a $683.7 million, or 56.6%, increase in the average balance of borrowed funds to $1.89 billion for the year ended June 30, 2009 from $1.21 billion for the year ended June 30, 2008.   This was partially offset by a 72 basis point decrease in the average cost of borrowed funds to 3.83% for the year ended June 30, 2009 from 4.55% for the year ended June 30, 2009 as lower short term interest rates allowed us to obtain funding at lower interest rates.

Net Interest Income

Net interest income increased by $11.9 million, or 38.1%, to $43.3 million for the three months ended June 30, 2009 from $31.4 million for the three months ended June 30, 2008.  Our net interest margin increased by 24 basis points from 2.09% for the three months ended June 30, 2008 to 2.33% for the three months ended June 30, 2009.

Net interest income increased by $61.0 million, or 58.1%, to $166.1 million for the year ended June 30, 2009 from $105.1 million for the year ended June 30, 2008.  Our net interest margin also increased by 57 basis points from 1.81% for the year ended June 30, 2008 to 2.38% for the year ended June 30, 2009.

The increase in net interest income for the three months and year ended June 30, 2009, can partially be attributed to lower short term interest rates and more stable longer term rates. The effect of this steeper yield curve allowed us to lower deposit rates while keeping mortgage rates relatively stable. The increase was partially offset by the average balance of interest-bearing liabilities increasing for the three months and year ended June 30, 2009.

Provision for Loan Losses

The provision for loan losses was $8.0 million for the three months ended June 30, 2009 compared to $3.7 million for the three months ended June 30, 2008. There were no net charge-offs for the three months ended June 30, 2009 compared to $2,000 for the three months ended June 30, 2008.

The provision for loan losses was $29.0 million for the year ended June 30, 2009 compared to $6.6 million for the year ended June 30, 2008. There were net charge-offs of $25,000 for the year ended June 30, 2009 compared to  net charge-offs of $31,000 for the year ended June 30, 2008.

The allowance for loan losses increased by $33.0 million to $46.6 million at June 30, 2009 from $13.6 million at June 30, 2008. The increase in the allowance is primarily attributable to the higher current year loan loss provision which reflects the overall growth in the loan portfolio, particularly residential and commercial real estate loans; the increased inherent credit risk in our overall portfolio, particularly the credit risk associated with commercial real estate lending; an internal downgrade of the risk ratings on certain commercial real estate loans; the increase in non-performing loans; and the adverse economic environment. In addition, the allowance for loan loss increased by $4.0 million as American Bancorp’s allowance was transferred as part of the acquisition.

Total non-performing loans, defined as non-accruing loans, increased by $102.2 million to $121.6 million at June 30, 2009 which are comprised of construction loans of $69.3 million, residential loans of $29.9 million, multifamily loans of $19.6 million and commercial loans of $2.8 million. Several large construction loans have experienced financial difficulty in this economic environment as consumers scaled back from purchasing new homes and real estate values declined. Residential loan delinquency has risen as unemployment in our lending area has risen steadily over the past year. The Company acquired $10.5 million of nonaccrual loans in the American Bancorp acquisition. At June 30, 2009, the Company’s commercial real estate portfolio has $16.4 million in loans 30-89 days delinquent, all of which were acquired in the American Bancorp acquisition.

The ratio of non-performing loans to total loans was 1.97% at June 30, 2009 compared to 0.42% at June 30, 2008. The allowance for loan losses as a percentage of non-performing loans was 38.34% at June 30, 2009 compared with 70.03% at June 30, 2008. At June 30, 2009 our allowance for loan losses as a percentage of total loans was 0.76% compared with 0.29% at June 30, 2008.  Future increases in the allowance for loan losses may be necessary based on the growth of the loan portfolio, the change in composition of the loan portfolio, possible future increases in non-performing loans and charge-offs, and the possible continuation of the current adverse economic environment.

Non-Interest  Income

Total non-interest income increased by $1.0 million to $2.4 million for the three months ended June 30, 2009 from $1.4 million for the three months ended June 30, 2008.  This increase was primarily due to a $2.0 million increase on gain on residential mortgage loan sales to the secondary market offset by the $1.3 million credit related OTTI charge on our pooled bank trust preferred securities.

Total non-interest income decreased by $155.8 million to a loss of $148.4 million for the year ended June 30, 2009 from income of $7.4 million for the year ended June 30, 2008.  This decrease was largely the result of a $159.3 million loss on securities transactions in the year ended June 30, 2009 primarily attributed to a $158.5 million OTTI charge mentioned above. Gain on loan sales increased by $3.7 million to $4.3 million for the year ended June 30, 2009 as management decided to sell lower yielding refinanced residential mortgage loans in the secondary market. Additionally, income associated with our bank owned life insurance decreased $1.1 million resulting from lower market interest rates.

Non-Interest Expenses

Total non-interest expenses increased by $7.5 million, or 36.2%, to $28.2 million for the three months ended June 30, 2009 from $20.7 million for the three months ended June 30, 2008. This increase was due primarily to $5.3 million increase in FDIC insurance premium expense which includes the special assessment charge of $3.6 million. In addition, compensation expense for the quarter ended June 30, 2008 reflected a non-recurring $1.1 million reduction in expense related to the employee benefit plans.

Total non-interest expenses increased by $17.0 million, or 21.1%, to $97.8 million for the year ended June 30, 2009 from $80.8 million for the year ended June 30, 2008. This increase was primarily the result of FDIC insurance premiums increasing $8.1 million to $8.6 million for the year ended June 30, 2009. In addition, compensation and fringe benefits increasing by $6.2 million, or 11.5%, to $60.1 million for the year ended June 30, 2009.  This increase was due to the accelerated vesting of two participants in the equity incentive plan; additional equity incentive plan expense for grants made during 2008; staff additions in our commercial real estate, retail banking areas and our mortgage company. The year ended June 30, 2008 included a $2.3 million gain related to the curtailment and settlement of our postretirement benefit obligation and a $1.1 million compensation expense reduction for employee benefit plans and a $1.5 million non-recurring compensation expense recorded as a result of the merger of Summit Federal for a retirement plan payout and employee retention bonuses.

Income Taxes

Income tax expense was $4.1 million for the three months ended June 30, 2009, as compared to $2.9 million for the three months ended June 30, 2008. Our effective tax expense rates were 42.72% and 34.91% for the three months ended June 30, 2009 and 2008, respectively.

Income tax benefit was $44.2 million for the year ended June 30, 2009 representing a 40.51% effective tax benefit rate for the period. The benefit is primarily the result of the OTTI charge taken on our pooled trust preferred securities. For the year ended June 30, 2008 there was an income tax expense of $9.0 million representing an effective tax expense rate of 36.03% for the period.

Balance Sheet Summary

Total assets increased by $1.72 billion, or 26.8%, to $8.14 billion at June 30, 2009 from $6.42 billion at June 30, 2008.  This increase was largely the result of the growth in our loan portfolio and the acquisition of American Bancorp which was completed on May 31, 2009.

Net loans, including loans held for sale, increased by $1.52 billion, or 32.6%, to $6.20 billion at June 30, 2009 from $4.68 billion at June 30, 2008.  This increase in loans reflects our continued focus on loan originations and purchases. The loans we originate and purchase are on properties in New Jersey and states in close proximity to New Jersey. We do not originate or purchase and our loan portfolio does not include any sub-prime loans or option ARMs.

We originate residential mortgage loans directly and through our mortgage subsidiary, ISB Mortgage Co. During the year ended June 30, 2009 we originated $407.6 million in residential mortgage loans. In addition, we purchase mortgage loans from correspondent entities including other banks and mortgage bankers. Our agreements with these correspondent entities require them to originate loans that adhere to our underwriting standards. During the year ended June 30, 2009, we purchased loans totaling $720.5 million from these entities. We also purchase pools of mortgage loans in the secondary market on a “bulk purchase” basis from several well-established financial institutions. During the year ended June 30, 2009, we took advantage of several opportunities to purchase $343.4 million of residential mortgage loans that met our underwriting criteria on a “bulk purchase” basis.

Additionally, for the year ended June 30, 2009, we originated $145.5 million in multi-family loans, $222.0 million commercial real estate loans and $127.6 million in construction loans.  We also purchased $200.9 million of multi-family loans from another financial institution. This activity is consistent with our strategy to diversify our loan portfolio by adding more multi-family, commercial real estate and construction loans.

Securities, in the aggregate, decreased by $257.0 million, or 17.6%, to $1.20 billion at June 30, 2009, from $1.46 billion at June 30, 2008. This decrease was the result of cash flows from our securities portfolio being used to help fund our loan growth and the OTTI charge. This decrease was partially offset by the purchase of $104.3 million of agency issued mortgage backed securities as a way to utilize excess liquidity during the quarter ended June 30, 2009.

Securities include pooled trust preferred securities, principally issued by banks. Given the challenging environment for most banks in the U.S.; the dramatic increase in payment deferrals by issuers; and downgrades by credit rating agencies, the fair value of these securities has steadily declined over the past year. The Company recorded pre-tax OTTI charges totaling $158.0 million on these securities during the year ended June 30, 2009.

During the quarter the Company adopted the new accounting standard, FSP 115-2 “Recognition and Presentation of Other-Than-Temporary Impairments.” This FSP required us to determine which portion of the previously recorded OTTI charges pertained to credit losses and which portion of the charges were attributed to lack liquidity and other non-credit related matters. The FSP also required us to remove the portion of the loss pertaining to lack of liquidity and other non-credit related matters from retained earnings and record it in accumulated other comprehensive income.  The Company determined that $21.1 million after tax ($35.7 million pre tax) was related to lack of liquidity and other non-credit related matters and therefore increased retained earnings by that amount and decreased accumulated other comprehensive income by the same amount. The adoption of this FSP did not change total stockholders’ equity.

The securities portfolio also includes non-agency, private label mortgage backed securities with an amortized cost of $162.0 million and a fair value of $150.7 million. These securities were originated in the period 2002-2004 and are performing in accordance with contractual terms. The decrease in fair value for these securities is primarily attributed to changes in market interest rates. All securities are rated AAA except one security with an amortized cost of $7.8 million and a fair value of $5.8 million which was downgraded to BBB in April 2009. Management will continue to monitor these securities for possible OTTI.

The amount of stock we own in the Federal Home Loan Bank (FHLB) increased by $11.1 million from $60.9 million at June 30, 2008 to $72.1 million at June 30, 2009 as a result of an increase in our level of borrowings at June 30, 2009. Bank owned life insurance increased by $17.0 million from $96.2 million at June 30, 2008 to $113.2 million at June 30, 2009 as a result of acquiring the American policies. Intangible assets from the acquisition of American totaled $21.6 million at June 30, 2009. There was also an increase in net deferred tax asset of $77.8 million resulting primarily from the net operating loss for the year.

Deposits increased by $1.54 billion, or 38.7%, to $5.51 billion at June 30, 2009 from $3.97 billion at June 30, 2008. Checking accounts, certificates of deposits, savings deposits, and money market account deposits increased by $497.7 million, $382.9 million, $362.5 million, and $292.4 million, respectively. Deposits increased as we were successful in attracting new municipal deposit accounts, opened a de novo branch, added business from existing customer relationships, and integrated the branches from our acquisitions.

Borrowed funds increased $167.0 million, or 10.7%, to $1.73 billion at June 30, 2009 from $1.56 billion at June 30, 2008. We utilized wholesale borrowings to fund a portion of our loan growth because of the lower rates available in the wholesale markets for longer term borrowings. Using longer term borrowings to fund mortgage loans helps to reduce interest rate risk of longer term assets.

Stockholders’ equity decreased $9.3 million to $819.3 million at June 30, 2009 from $828.5 million at June 30, 2008. The decrease is primarily attributed to the $64.9 million net loss for the year and accumulated other comprehensive income decreasing $21.1 million as a result of adopting FSP 115-2; offset by an $86.5 million increase in treasury stock as shares were issued in the acquisition of American Bancorp.

About the Company

Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and fifty eight branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset, Union and Warren Counties, New Jersey.

Earnings Conference Call August 5, 2009 at 10:30 a.m. (ET)

The Company, as previously announced, indicated that it will host an earnings conference call Wednesday morning, August 5, 2009 at 10:30 a.m. (ET). The toll-free dial-in number is (800) 860-2442. A telephone replay will be available on August 5, 2009 from 1:00 p.m. (ET) through November 5, 2009, 9:00 a.m. (ET). The replay number is (877) 344-7529 password 432848. The conference call will also be simultaneously webcast on the Company's website www.isbnj.com and archived for one year.

Forward Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.  Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made.  The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.  The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

INVESTORS BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
June 30, 2009 (Unaudited) and June 30, 2008

	June 30,	June 30,
	2009	2008
	(In thousands)
Assets

Cash and cash equivalents	$317,757	22,823
Securities available-for-sale, at estimated fair value	355,016	203,032
Securities held-to-maturity, net (estimated fair value of
$861,302 and $1,198,053 at June 30, 2009
and June 30, 2008, respectively)	846,043	1,255,054
Loans receivable, net	6,143,169	4,670,150
Loans held-for-sale	61,691	9,814
Stock in the Federal Home Loan Bank	72,053	60,935
Accrued interest receivable	37,291	27,716
Office properties and equipment, net	44,142	29,710
Net deferred tax asset	118,455	40,702
Bank owned life insurance	113,191	96,170
Intangible assets	21,832	—
Other assets	5,792	3,036

Total assets	$8,136,432	6,419,142
Liabilities and Stockholders' Equity

Liabilities:
Deposits	$5,505,747	3,970,275
Borrowed funds	1,730,555	1,563,583
Advance payments by borrowers for taxes and insurance	26,839	21,829
Other liabilities	54,008	34,917

Total liabilities	7,317,149	5,590,604
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 authorized shares;
none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized;
118,020,280 issued; 114,692,020 and 109,010,756 outstanding
at June 30, 2009 and June 30, 2008, respectively.	532	532
Additional paid-in capital	524,463	514,613
Unallocated common stock held by the employee stock
ownership plan	(36,160)	(37,578)
Treasury stock, at cost; 3,328,260 and 9,009,524 shares at
June 30, 2009 and June 30, 2008, respectively	(42,447)	(128,977)
Retained earnings	399,672	486,244
Accumulated other comprehensive loss:
Net unrealized loss on securities available for sale, net of tax	(23,347)	(3,504)
Minimum pension liability, net of tax	(3,430)	(2,792)

	(26,777)	(6,296)

Total stockholders' equity	819,283	828,538

Total liabilities and stockholders' equity	$8,136,432	6,419,142

INVESTORS BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)

	For the Three Months		For the Year
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
	(Dollars in thousands, except per share data)
Interest and dividend income:
Loans receivable and loans held-for-sale	$79,184	61,372	304,678	229,634
Securities:
Government-sponsored enterprise obligations	292	638	1,587	4,662
Mortgage-backed securities	11,312	14,202	49,531	62,919
Equity securities available-for-sale	—	63	64	287
Municipal bonds and other debt	1,331	2,162	8,703	10,935
Interest-bearing deposits	235	160	393	974
Repurchase agreements	—	—	—	162
Federal Home Loan Bank stock	1,010	859	3,104	3,234
Total interest and dividend income	93,364	79,456	368,060	312,807
Interest expense:
Deposits	32,525	34,539	129,362	152,745
Borrowed funds	17,509	13,536	72,562	54,950
Total interest expense	50,034	48,075	201,924	207,695
Net interest income	43,330	31,381	166,136	105,112
Provision for loan losses	8,025	3,700	29,025	6,646
Net interest income after provision
for loan losses	35,305	27,681	137,111	98,466
Non-interest income:
Fees and service charges	816	674	3,174	3,022
Income on bank owned life insurance	670	955	2,910	3,972
Gain on sales of mortgage loans, net	2,114	139	4,343	605
Loss on securities transactions, net (1)	(1,297)	(441)	(159,266)	(682)
Other income	108	91	409	456
Total non-interest income (loss)	2,411	1,418	(148,430)	7,373
Non-interest expenses:
Compensation and fringe benefits	14,672	13,618	60,085	53,886
Advertising and promotional expense	1,235	846	3,635	2,736
Office occupancy and equipment expense	3,124	2,836	11,664	10,888
Federal insurance premiums	5,400	110	8,557	445
Stationery, printing, supplies and telephone	565	481	2,088	1,869
Legal, audit, accounting, and supervisory examination fees	530	392	2,319	2,008
Data processing service fees	1,240	1,355	4,588	4,730
Other operating expenses	1,397	1,043	4,863	4,218
Total non-interest expenses	28,163	20,681	97,799	80,780
Income before income tax expense (benefit)	9,553	8,418	(109,118)	25,059
Income tax expense (benefit)	4,081	2,939	(44,200)	9,030
Net income (loss)	$5,472	5,479	(64,918)	16,029

Basic earnings (loss) per share	$0.05	0.05	(0.62)	0.15
Diluted earnings per share	$0.05	0.05	n/a	0.15
Weighted average shares outstanding
Basic	106,194,322	104,355,135	104,530,402	105,447,910
Diluted	106,224,400	104,540,544	104,611,642	105,601,764

(1) $35.7 million of the fiscal year ended June 30, 2009 loss was determined to be non-credit related upon the adoption of FSP 115-2.

INVESTORS BANCORP, INC. AND SUBSIDIARY
Average Balance Sheet and Yield/Rate Information

	For Three Months Ended
	June 30, 2009				June 30, 2008
	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Due from banks	$390,098		$235	0.24%	$37,567		$160	1.70%
Securities available-for-sale	218,827		2,394	4.38%	215,521		2,472	4.59%
Securities held-to-maturity	929,379		10,541	4.54%	1,305,033		14,593	4.47%
Net loans	5,816,205		79,184	5.45%	4,391,482		61,372	5.59%
Stock in FHLB	71,794		1,010	5.63%	49,797		859	6.90%
Total interest-earning assets	7,426,303		93,364	5.03%	5,999,400		79,456	5.30%
Non-interest earning assets	283,562				187,606
Total assets	$7,709,865				$6,187,006

Interest-bearing liabilities:
Savings	$683,232		3,676	2.15%	$406,229		2,056	2.02%
Interest-bearing checking	804,485		4,744	2.36%	352,366		1,370	1.56%
Money market accounts	417,344		1,884	1.81%	216,077		1,116	2.07%
Certificates of deposit	3,104,165		22,221	2.86%	2,959,052		29,997	4.05%
Borrowed funds	1,752,551		17,509	4.00%	1,323,184		13,536	4.09%
Total interest-bearing liabilities	6,761,777		50,034	2.96%	5,256,908		48,075	3.66%
Non-interest bearing liabilities	162,178				104,928
Total liabilities	6,923,955				5,361,836

Stockholders' equity	785,910				825,170
Total liabilities and stockholders' equity	$7,709,865				$6,187,006

Net interest income			$43,330				$31,381

Net interest rate spread				2.07%				1.64%

Net interest earning assets	$664,526				$742,492

Net interest margin				2.33%				2.09%

Ratio of interest-earning assets to total interest-bearing liabilities	1.10	X			1.14	X

INVESTORS BANCORP, INC. AND SUBSIDIARY
Average Balance Sheet and Yield/Rate Information

	For the Year Ended June 30,
	2009				2008
	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate	Average Outstanding Balance		Interest Earned/Paid	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Due from banks	$158,743		$393	0.25%	$32,948		$974	2.96%
Repurchase agreements	—		—	—	5,798		162	2.79%
Securities available-for-sale	197,824		8,968	4.53%	235,385		10,826	4.60%
Securities held-to-maturity	1,074,279		50,917	4.74%	1,438,804		67,977	4.72%
Net loans	5,482,009		304,678	5.56%	4,043,398		229,634	5.68%
Stock in FHLB	75,938		3,104	4.09%	44,939		3,234	7.20%
Total interest-earning assets	6,988,793		368,060	5.27%	5,801,272		312,807	5.39%
Non-interest earning assets	231,122				185,705
Total assets	$7,219,915				$5,986,977

Interest-bearing liabilities:
Savings	$507,132		10,568	2.08%	$372,846		7,718	2.07%
Interest-bearing checking	565,278		11,668	2.06%	353,564		7,329	2.07%
Money market accounts	310,656		6,466	2.08%	204,952		5,005	2.44%
Certificates of deposit	3,015,955		100,660	3.34%	2,909,550		132,693	4.56%
Borrowed funds	1,892,181		72,562	3.83%	1,208,529		54,950	4.55%
Total interest-bearing liabilities	6,291,202		201,924	3.21%	5,049,441		207,695	4.11%
Non-interest bearing liabilities	131,219				102,828
Total liabilities	6,422,421				5,152,269

Stockholders' equity	797,494				834,708
Total liabilities and stockholders' equity	$7,219,915				$5,986,977

Net interest income			$166,136				$105,112

Net interest rate spread				2.06%				1.28%

Net interest earning assets	$697,591				$751,831

Net interest margin				2.38%				1.81%

Ratio of interest-earning assets to total interest-bearing liabilities	1.11	X			1.15	X

INVESTORS BANCORP, INC. AND SUBSIDIARY
Selected Performance Ratios

	For the Three Months Ended
	June 30,
	2009	2008

Return on average assets	0.28%	0.35%
Return on average equity	2.79%	2.62%
Interest rate spread	2.07%	1.63%
Net interest margin	2.33%	2.09%
Efficiency ratio	61.57%	63.05%
Efficiency ratio (excluding OTTI and FDIC special assessment)	55.61%	62.28%
Non-interest expense to average total assets	1.46%	1.34%
Average interest-earning assets to average
interest-bearing liabilities	1.10	1.14

	For the Year Ended
	June 30,
	2009	2008

Return on average assets	-0.90%	0.27%
Return on average equity	-8.14%	1.92%
Interest rate spread	2.06%	1.28%
Net interest margin	2.38%	1.81%
Efficiency ratio	552.35%	71.81%
Efficiency ratio (excluding OTTI and FDIC special assessment)	54.39%	71.55%
Non-interest expense to average total assets	1.35%	1.35%
Average interest-earning assets to average
interest-bearing liabilities	1.11	1.15

INVESTORS BANCORP, INC. AND SUBSIDIARY
Selected Financial Ratios and Other Data

	At June 30,
	2009	2008

Asset Quality Ratios:
Non-performing assets as a percent of total assets	1.49%	0.30%
Non-performing loans as a percent of total loans	1.97%	0.42%
Allowance for loan losses as a percent of total loans	0.76%	0.29%
Allowance for loan losses as a percent of non-performing loans	38.34%	70.03%

Capital Ratios:
Total risk-based capital (to risk weighted assets) (1)	16.88%	21.77%
Tier 1 risk-based capital (to risk weighted assets) (1)	15.86%	21.37%
Tier 1 leverage (core) capital (to adjusted tangible assets) (1)	9.52%	11.93%
Equity to total assets (period end)	10.07%	12.91%
Average equity to average assets	11.05%	13.94%
Tangible capital (to tangible assets)	10.02%	12.89%
Book value per common share	$7.38	$7.87

Other Data:
Number of full service offices	58	52
Full time equivalent employees	647	519

(1) Ratios are for Investors Savings Bank and do not include capital retained at the holding company level.